Signify Health
20m

Signify Health today announced that it has agreed to combine with CVS Health, creating an enhanced platform for growth in value-based care and advancing our focus on expanding access to health services and helping consumers navigate to the best sites of care. Together with CVS Health's unique collection of assets, Signify will be even better positioned to lead the transformation to value-based care and redefine the health care experience to deliver a proactive, preventive and holistic approach for patients.

For more information on this exciting milestone please read our press release: https://lnkd.in/e2gxQnbk

CVS Health to Acquire Signify Health
signifyhealth.com

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Signify Health
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Signify Health today announced that it has agreed to combine with CVS Health, creating an enhanced platform for growth in value-based care and advancing our focus on expanding access to health services and helping consumers navigate to the best sites of care. Together with CVS Health's unique collection of assets, Signify will be even better positioned to lead the transformation to value-based care and redefine the health care experience to deliver a proactive, preventive and holistic approach for patients.

For more information on this exciting milestone please read our press release: https://bit.ly/3wVp4i8

COMPANY NEWS

CVS Health to Acquire Signify Health

Advances long-term strategy by providing platform for growth in value-based care

signifyhealth. CVSHealth.

SIGNIFYHEALTH.COM

CVS Health to Acquire Signify Health

Advances long-term strategy by providing platform for grow...

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Signify Health
@signifyhealth

Signify Health today announced an agreement to combine with @CVSHealth, creating an enhanced platform for growth, expanding access to health services and advancing the transformation to value-based care. For more info: bit.ly/3wVp4i8


COMPANY NEWS
CVS Health to Acquire Signify Health
Advances long-term strategy by providing platform for growth in value-based care
signifyhealth.
CVSHealth.

5:27 PM · Sep 5, 2022 · Twitter Web App